UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 30, 2006

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 — 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 30, 2006, American Medical Systems Holdings, Inc. (the “Company”) issued a press release announcing financial results for its third quarter and first nine months of fiscal year 2006. A copy of the Company’s press release has been filed as Exhibit 99.1 to this report and is incorporated by reference.
The press release includes financial measures that are not calculated in accordance with GAAP, consisting of non-GAAP measures for net income from continuing operations and net income from continuing operations per share adjusted to account for:
•	in-process research and development charges related to acquisitions completed during 2005 and 2006;

•	expense related to the amortization of intangible assets association with the Laserscope acquisition completed during the third quarter of 2006;

•	integration expenses associated with the Laserscope acquisition completed in the third quarter of 2006;

•	financing charges and interest expense related to financing the Laserscope acquisition in the third quarter of 2006;

•	income from Laserscope continuing operations for the third quarter of 2006;

•	tax impact of all Laserscope acquisition adjustments as described above for the third quarter of 2006;

•	the implementation of stock-based compensation expense in accordance with SFAS 123(R) during the current year’s first quarter; and

•	financing charges from bridge financing commitments obtained in the second quarter of 2006 related to the Laserscope acquisition.
These adjustments result from facts and circumstances that vary in frequency and/or impact on operations. Management uses these non-GAAP measures to evaluate the Company’s operating and financial performance and for planning purposes. Management also uses these non-GAAP measures to compare performance from period to period on a consistent basis. Management believes that this information is useful to investors so that they can evaluate the Company’s operating and financial performance using the same measures that management uses and can compare the Company’s performance from period to period on a consistent basis.
The press release includes the Company’s projected net income from continuing operations per share for the fourth quarter of 2006 and the full 2006 fiscal year on a non-GAAP basis, adjusted as described above. The press release includes the Company’s projected cash earnings from continuing operations per share for 2007, which is a non-GAAP measure. Projected cash earnings from continuing operations per share is defined as projected GAAP earnings from continuing operations per share, plus the projected tax-effected depreciation, amortization and stock-based compensation expenses, and IPR&D charges.

Management uses these non-GAAP measures to compare projected 2006 and 2007 revenue and earnings to the prior year’s performance and previous guidance estimates on a consistent basis and to provide an estimate of the impact of the Laserscope acquisition on a cash basis. Management believes that this information is useful to investors so that they also can compare projected 2006 and 2007 revenues and earnings to past performance and previous guidance estimates on a consistent basis.
Reliance on any of the non-GAAP measures included in the press release could limit investors’ ability to compare the Company’s operating and financial performance with the performance of other companies. Investors should consider these non-GAAP measures in addition to, but not as a substitute for, financial performance measures in accordance with GAAP. Pursuant to Regulation G, the Company has included in the press release a schedule reconciling each non-GAAP financial measure to the most directly comparable GAAP financial measure.
The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
      (a) Financial Statements of Businesses Acquired.
             Not Applicable.
      (b) Pro Forma Financial Information.
             Not Applicable.
      (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 30, 2006 (included herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
Dated: October 30, 2006	By:	/s/ Jill D. Burchill
Jill D. Burchill
Interim Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 30, 2006 (included herewith).

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